Exhibit 99.1
FORM OF LETTER TO BROKERS
PEMEX PROJECT FUNDING MASTER TRUST
Offers to Exchange Securities
which have been
Registered under the Securities Act of 1933, as amended,
and which are
Unconditionally Guaranteed by
Petróleos Mexicanos,
for any and all of its Corresponding Outstanding Securities

Corresponding New Securities Series
of Pemex Project Funding Master
CUSIP Nos. of	ISIN Nos. of	Old Securities Series of	Trust, which have been registered
Old Securities	Old Securities	Pemex Project Funding Master Trust	under the Securities Act
70645JBD3	US70645JBD37 (Rule 144A)
70645KBD0	US70645KBD00 (Reg. S)	U.S. $2,500,000,000	Up to U.S. $2,500,000,000
70645KBN8	US70645KBN81 (Reg. S)	5.75% Notes due 2018	5.75% Guaranteed Notes due 2018

70645JAT9	US70645JAT97 (Rule 144A)
70645KAT6	US70645KAT60 (Reg. S)
70645JAQ5	US70645JAQ58 (Rule 144A)
70645KAQ2	US70645KAQ22 (Reg. S)	U.S. $501,000,000	Up to U.S. $501,000,000
70645JBE1	US70645JBE10 (Rule 144A)	6.625% Bonds due 2035	6.625% Guaranteed Bonds due 2035
70645KBE8	US70645KBE82 (Reg. S)

70645JBM3	US70645JBM36 (Rule 144A)	U.S. $500,000,000	Up to U.S. $500,000,000
70645KBM0	US70645KBM09 (Reg. S)	6.625% Bonds due 2038	6.625% Guaranteed Bonds due 2038
Pursuant to the Prospectus dated July 21, 2008

To:	Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
                    Upon and subject to the terms and conditions set forth in the prospectus, dated July  •  , 2008 (the “Prospectus”), the Pemex Project Funding Master Trust (the “Issuer”) and Petróleos Mexicanos (the “Guarantor”), a decentralized public entity of the Federal Government of the United Mexican States, are making offers to exchange (the “Exchange Offers”) registered 5.75% Guaranteed Notes due 2018, registered 6.625% Guaranteed Bonds due 2035 and registered 6.625% Guaranteed Bonds due 2038 (together, the “New Securities”) for any and all outstanding 5.75% Notes due 2018, 6.625% Bonds due 2035 and 6.625% Bonds due 2038 (together, the “Old Securities”) of the Issuer. The Exchange Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.
                    We are requesting that you contact your clients for whom you hold Old Securities regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee, or who hold Old Securities registered in their own names, we are enclosing multiple sets of the following documents:
                    1. Prospectus dated July   •  , 2008;

                    2. A form of letter that may be sent to your clients for whose account you hold Old Securities registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers.
                    Your prompt action is requested. The Exchange Offers will expire at Midnight, New York City time, on August •, 2008 (the “Expiration Date”), unless extended by the Issuer. The Old Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.
                    Tenders of Old Securities for exchange pursuant to the Exchange Offers may be made only by book-entry transfer of the Old Securities to the account established by the Exchange Agent referred to below at the Book-Entry Transfer Facility maintained by The Depository Trust Company (“DTC”), together with a computer generated message, transmitted by means of DTC’s Automated Tender Offer Program system and received by the Exchange Agent, in which the tendering holder agrees to be bound by the terms and conditions of the Exchange Offers as set forth in the Prospectus.
                    Additional copies of the enclosed materials may be obtained from Deutsche Bank Trust Company Americas, as Exchange Agent, c/o DB Services Tennessee, Attention: Trust & Securities Services, Reorganization Unit, 648 Grassmere Park Road, Nashville, Tennessee 37211, Telephone: (800) 735-7777.

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